UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2011

Heritage Oaks Bancorp
(Exact name of registrant as specified in its charter)

California	000-25020	77-0388249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles, CA	93446
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   805-369-5200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective January 27, 2011, Heritage Oaks Bancorp (the "Company") appointed Thomas Tolda, age 55, to the position of Executive Vice President / Chief Financial Officer of the Company and of Heritage Oaks Bank, the wholly owned subsidiary of the Company. Mr. Tolda will oversee all financial operations. Prior to his appointment with the Company, Mr. Tolda served as the EVP and CFO at East West Bank, a $20 billion bank in Southern California from April 2008 to January 2010. Prior to that, Tom was the EVP and CFO for the Consumer Credit Group at Wells Fargo & Co. from April 1999 to March 2008 and CFO at CITI Bank in Brazil and Italy from 1996 to 1998.

The terms of Mr. Tolda's employment provide that he will earn an initial base salary of $250,000, receive a signing bonus of $50,000, stock option grant valued at $60,000.00, vesting one third per year over three years and be eligible to participate in the Bank's bank owned life insurance program for senior executives and other general employee benefits available to Company and Bank employees. The Company issued a press release announcing Mr. Tolda's appointment on January 27, 2011. A copy of the press release is attached to this 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 27, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp (Registrant)
January 27, 2011 (Date)	/s/ LAWRENCE P. WARD Lawrence P. Ward Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 27, 2011.